UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under the Securities Act of 1933

CELCUITY INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	82- 2863566
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

16305 36th Avenue North; Suite 100
Minneapolis, Minnesota 55446
(Address of Principal Executive Offices and Zip Code)

Celcuity Inc. Amended and Restated 2017 Stock Incentive Plan
Celcuity Inc. 2017 Employee Stock Purchase Plan
 (Full Titles of the Plans)

Brian F. Sullivan
Chief Executive Officer
16305 36th Avenue N., Suite 100
Minneapolis, MN 55446
(763) 392-0767
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Eric O. Madson
Fredrikson & Byron, P.A.
200 South Sixth Street, Suite 4000
Minneapolis, MN 55402
Fax: (612) 492-7077

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock issuable under the Registrant's Amended and Restated 2017 Stock Incentive Plan	102,998	$14.60	$1,503,771	$164.06
Common Stock issuable under the Registrant's 2017 Employee Stock Purchase Plan	51,499	$14.60	$751,885	$82.03
Total	154,497	$14.60	$2,255,656	$246.09

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered hereunder an indeterminate number of additional securities that may become issuable pursuant to antidilution provisions of the plans covered by this Registration Statement.

(2)
Estimated pursuant to Rule 457(c) and Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant’s Common Stock on March 1, 2021, as quoted on the Nasdaq Capital Market.

STATEMENT OF INCORPORATION BY REFERENCE

The purpose of this Registration Statement is to register additional shares for issuance under the Registrant’s Amended and Restated 2017 Stock Incentive Plan and the Registrant’s 2017 Employee Stock Purchase Plan. This Registration Statement is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities, and pursuant to such instruction, the contents of the Registration Statement on Form S-8 (File No. 333-221117) is incorporated herein by reference, except for Item 8, Exhibits.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description
5.1	Opinion of Fredrikson & Byron, P.A.
23.1	Consent of Boulay PLLP
23.2	Consent of Fredrikson & Bryon, P.A. (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page hereof)
99.1
Celcuity Inc. 2017 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1 filed on September 12, 2017 (File No. 333-220128))

99.2	Celcuity Inc. Amended and Restated 2017 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 15, 2020)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on March 5, 2021.

CELCUITY INC.

By:	/s/ Brian F. Sullivan
Brian F. Sullivan
Chief Executive Officer

POWER OF ATTORNEY

The undersigned directors and officers of Celcuity Inc. hereby appoint Brian F. Sullivan as attorneys-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-8 (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act) and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian F. Sullivan	Chief Executive Officer (Principal Executive Officer), Director and Chairman	March 5, 2021
Brian F. Sullivan
/s/ Vicky Hahne	Chief Financial Officer (Principal Financial and Accounting Officer)	March 5, 2021
Vicky Hahne
/s/ Lance G. Laing	Chief Science Officer, Vice President and Secretary, and Director	March 5, 2021
Lance G. Laing
/s/ Richard E. Buller	Director	March 5, 2021
Richard E. Buller
/s/ David F. Dalvey	Director	March 5, 2021
David F. Dalvey
/s/ Leo T. Furcht	Director	March 5, 2021
Leo T. Furcht
/s/ Richard J. Nigon	Director	March 5, 2021
Richard J. Nigon